LINCOLN PARTNERS GROUP ROYALTY FUND

LINCOLN CAPITAL TOTAL CREDIT FUND

AMENDED AND RESTATED ADMINISTRATION AGREEMENT

THIS AMENDED AND RESTATED ADMINISTRATION AGREEMENT (the “Agreement”), made as of August 1, 2025, is by and between the LINCOLN PARTNERS GROUP ROYALTY FUND and LINCOLN BAIN CAPITAL TOTAL CREDIT FUND (the “Funds”), each a Delaware statutory trust, and THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (the “Administrator”), an Indiana insurance company.

WHEREAS, the Funds are registered with the Securities and Exchange Commission (“SEC”) as closed-end management investment companies under the Investment Company Act of 1940 (the “1940 Act”);

WHEREAS, the Funds entered into the original administration agreement effective January 28, 2025 (“Original Agreement”) to retain the Administrator to provide or procure administrative and shareholder services hereunder in the manner and on the terms set forth below;

WHEREAS, the Funds and LNL desire to amend and restate the Original Agreement; and

WHEREAS, the Administrator is willing to provide or procure such services in the manner and on the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1. Appointment. The Funds hereby appoint the Administrator to provide or procure the administrative and shareholder services with respect to each Fund for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees during such period to provide or procure the services herein set forth for the compensation herein provided.

2. Duties. Subject to the general supervision of the Boards of Trustees, the Administrator shall provide or procure the services set forth in subsections (a), (b), (c), and (d) below:

(a) Administrative Services. The Administrator shall provide or procure, on behalf of each Fund, the following administrative services with respect to the Fund:

(i) coordinate matters relating to the operation of each Fund, including any necessary coordination among the advisers, sub-advisers, custodians, transfer agents, accountants, attorneys, depositories, underwriters, broker-dealers, insurers and other third parties performing services or operational functions for the Fund;

(ii) provide the Fund with the services of a sufficient number of persons competent to perform such administrative functions as are necessary to ensure compliance with federal securities laws, as well as other applicable laws, and to provide effective administration of the Fund;

(iii) provide the Fund with office space, communications facilities, and other facilities necessary for the Fund’s operations as contemplated by the Agreement;

(iv) maintain or supervise the maintenance by third parties of such books and records of the Fund as may be required by applicable federal law or regulation;

(v) perform general accounting monitoring and oversight with respect to all applicable federal or state laws, including, without limitation, performing daily NAV trend analysis; monitoring the daily NAV pricing process; facilitating root cause analysis of NAV errors and monitoring effectiveness of preventative processes and controls; reviewing cash and asset reconciliations and monitoring timeliness of exception resolution; monitoring daily delivery of investable cash to adviser or sub-advisers, as applicable; evaluating performance against service level agreements; and monitoring the fund accounting internal control environment;

(vi) perform compliance services and provide oversight of the Funds’ regulatory compliance programs;

(vii) prepare or supervise the preparation by third parties of all federal, state, local and foreign tax returns and reports of the Fund as required by applicable law;

(viii) prepare, file and arrange for the distribution of prospectuses, proxy materials and periodic reports to the shareholders of the Fund as required by applicable law;

(ix) prepare and arrange for the filing of such registration statements and other documents with the SEC and other federal and state regulatory authorities as may be required to register the shares of the Fund and qualify the Fund to do business or as otherwise required by applicable law;

(x) arrange meetings of the Board of Trustees and, in connection with these meetings, provide necessary or appropriate information or materials;

(xi) provide corporate secretary services to the Funds; and

(xii) provide statistical or research data, other than that provided by the investment advisers or sub-advisers of the Fund, and such other reports, evaluations and information as the Fund may reasonably request from time to time; provided, however, that the Administrator will not be responsible for the costs of any statistical or research data provided by any third party; and

(xiii) provide oversight of transfer agency services provided by a third-party transfer agent.

(b) Support Services. The Administrator shall make its officers and employees available to the Boards of Trustees and officers of the Funds for assistance, consultation and discussion regarding the administration of each Fund and the services provided to each Fund under this Agreement. Each Fund shall compensate the Administrator at cost in accordance with Section 6(b) of this Agreement for the time of legal personnel of the Administrator, including individuals who may be Fund officers or Trustees (“Personnel”), spent providing assistance, coordination, and supervision in connection with the services procured for the Fund under this Agreement, including time spent by such personnel in attendance at meetings of the Board of Trustees (collectively, “Covered Activities”).

(c) Shareholder Services. The Administrator shall provide or procure, on behalf of each Fund, shareholder services with respect to the Funds. The Administrator and/or another party contracted by Administrator will, but are not limited to the following:

(i) respond to operational inquiries from shareholders about the Funds;

(ii) process purchase, redemption and exchange orders with the Funds’ transfer agent;

(iii) assist in receiving and transmitting funds representing the purchase price or redemption proceeds of Fund shares;

(iv) provide shareholders with automatic investment services, including investments in Funds;

(v) provide or arrange for the distribution of periodic account statements and other information to shareholders showing account balances and transactions during the relevant period;

(vi) assist with the disbursement of dividends and distributions declared on Fund shares;

(vii) provide or arrange for the distribution of periodic reports and proxy statements to shareholders;

(viii) interface between the Funds’ transfer agent and the shareholder activity systems;

(ix) provide subaccounting with respect to Fund shares;

(x) forward general communications from the Funds to shareholders; and

(xi) arrange for tax withholding and remittances required by federal income tax laws with respect to shareholder accounts.

(d) Corporate-Level Services. The Administrator shall provide or procure, on behalf of each Fund, the following corporate-level services with respect to the Fund:

(i) anti-money laundering and fraud prevention;

(ii) cybersecurity, privacy, and data security;

(iii) disaster recovery and business continuity;

(iv) litigation and insurance support;

(v) services related to regulatory duties, such as duties of confidentiality and disclosure;

(vi) risk management services; and

(vii) internal audit consulting services.

3. Sub-Administration Agreements. The Administrator may contract with other entities to assist it in rendering the services described in this Agreement; provided, however, that the Administrator will continue to be contractually bound with respect to the performance of its duties and obligations under this Agreement.

4. Conformity with Law. The Administrator, in the performance of its duties and obligations under this agreement, shall act in conformity with the registration statement of the Funds and with the instructions and directions of the Boards of Trustees and will comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

5. Non-Exclusivity. It is understood that the services of the Administrator hereunder are not exclusive, and the Administrator shall be free to render similar services to other investment companies and other clients. Furthermore, nothing in this Agreement shall be deemed to inhibit the Funds or their officers from engaging, at the expense of the Funds, other persons to assist in providing administrative services to a Fund, including, but not limited to, recordkeeping agents, proxy solicitation agents, attorneys, accountants, custodians, consultants and others.

6. Compensation. (a) For providing or procuring the administrative services as set forth in Section 2(a) of this Agreement, the Administrator shall be reimbursed for its costs to provide or procure such services, on a monthly basis in arrears. If the Administrator shall serve for less than any whole month, the foregoing reimbursement shall be adjusted accordingly.

(b) As compensation for providing the support services as set forth in Section 2(b) of this Agreement, the Administrator shall bill each Fund at cost based on an internal billing rate determined by the Administrator and calculated pursuant to a reasonable methodology for the time spent by Personnel in providing the Covered Activities, including for time spent by Personnel in providing Covered Activities in connection with the initial organization of a Fund prior to the date of this Agreement. Each Fund shall compensate the Administrator for the provision of such Covered Activities by the Personnel.

(c) For providing or procuring the shareholder services as set forth in Section 2(c) and Section 2(d) of this Agreement, each Fund (and share class of each Fund) shall pay monthly fees to the Administrator at the annual rate (stated as a percentage of the net assets of the Fund) as provide in Schedule A. If the Administrator shall serve for less than any whole month, the foregoing fee shall be adjusted accordingly.

7. Expenses. During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are those of the Funds under this Agreement and any expenses that are paid by the Funds under the terms of any other agreement between the Administrator and the Funds. The Administrator shall pay for maintaining its staff and personnel and shall, at its own expense provide the equipment, office space, and facilities necessary to perform its obligations under this Agreement; provided, however, that each Fund shall compensate the Administrator for the services of Personnel, as set forth in Section 6(b) of this Agreement.

The Funds will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. Expenses to be borne by the Funds, include, but are not limited to:

(a) organizational expenses and expenses of maintaining the Funds’ legal existence;

(b) costs of services of independent accountants (including the performance of audits and the preparation of financial statements and reports) and outside legal and tax counsel (including such counsel’s assistance with the preparation or review of the Funds’ Registration Statements and each Fund’s proxy materials (except to the extent the Administrator or a third party bears a portion or all of such expenses));

(c) federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Administrator under this Agreement;

(d) costs of any services contracted for by the Funds directly with parties other than the Administrator;

(e) brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for each Fund;

(f) investment advisory fees;

(g) taxes, insurance premiums, interest on borrowed funds, and other fees and expenses applicable to each Fund’s operation;

(h) costs related to the custody of each Fund’s assets (including custody of assets outside of the United States);

(i) costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials (except to the extent it is agreed that the Administrator or a third party shall bear a portion or all of such expenses);

(j) costs incidental to Board of Trustees meetings, including fees and expenses of Board members;

(k) the salary and expenses of any officer, Trustee or employee of the Funds (except any such officer, Interested Trustee or employee who is an officer, employee, Trustee or director of the Administrator or an affiliate of the Administrator);

(l) costs incidental to the preparation, printing and distribution of the Funds’ Registration Statements and any amendments thereto and shareholder reports;

(m) costs that may properly be borne by the Funds of typesetting and printing of prospectuses;

(n) cost of preparation and filing of the Funds’ tax returns, Form N-2 and Form N-SAR, and all filings, notices, registrations and amendments associated with applicable federal, state and foreign tax and securities laws;

(o) all applicable registration fees and filing fees required under federal and state securities laws;

(p) fidelity bond and directors’ and officers’ liability insurance; and

(q) costs of independent pricing services used in computing each Fund’s net asset value.

(r) costs associated with services provided by each Fund’s transfer agent.

8. Liability of the Administrator. The Administrator shall give each Fund the benefit of the Administrator’s reasonable best efforts and diligence in rendering services under this Agreement. The Administrator may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Administrator’s undertaking to render services under this Agreement, each Fund agrees that neither the Administrator nor its stockholders, officers, directors, or employees shall be subject to any liability for, or any damages, expenses or losses (a “Loss”) incurred in connection with, any act or omission or mistake in judgment connected with or arising out of (i) any services rendered by the Administrator under this Agreement, or (ii) any services rendered by a third party whose services were procured by the Administrator under this Agreement, except by reason of willful misfeasance, bad faith, gross negligence, fraud by the Administrator in the performance of the Administrator’s duties, or by reason of reckless disregard by the Administrator of the Administrator’s obligations and duties under this Agreement; provided, however, that in the event any Loss occurs in connection with any act or omission or mistake in judgment arising out of any services rendered by a third party as described in item (ii) of this paragraph and such third party is subject to a lesser standard of care than that set forth above, then the Administrator shall be held to the same standard of care as such third party with respect to any claim against the Administrator hereunder in connection with such Loss. This provision shall govern only the liability to a Fund of the Administrator and that of the Administrator’s stockholders, officers, directors, and employees, and shall in no way govern the liability to a Fund or the Administrator by, or provide a defense for, any other person.

9. Effective Date and Termination. This Agreement shall become effective as of the date first above written and shall remain in force continuously thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act).

This Agreement may be terminated by each Fund at any time, without the payment of any penalty, by vote of a majority of the Board of Trustees on 60 days’ written notice to the Administrator, or by the Administrator at any time, without the payment of any penalty, on sixty (60) days’ written notice to the Funds.

10. Use of Name. It is understood that the name “Lincoln National Life Insurance Company,” “Lincoln Life,” and “Lincoln National Funds” or any derivative thereof or logo associated with those names are the valuable property of the Administrator and its affiliates, and that each Fund shall use such names (or derivatives or logos) only so long as this Agreement is in effect. Upon termination of this Agreement with respect to a Fund, the Fund shall forthwith cease to use such name (or derivative or logo) and, in case of the Fund, shall promptly amend its Certificate of Incorporation or other equivalent corporate document to change its name.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

12. Miscellaneous.

(a) This Agreement shall be governed by the laws of Indiana, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rule or order of the SEC thereunder.

(b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(c) The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

(d) This Agreement may not be assigned by the Funds or the Administrator without the consent of the other party.

13. Entire Agreement and Amendment. This Agreement, together with any exhibits hereto contains the entire understanding of the parties with respect to the subject matter hereof. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

LINCOLN PARTNERS GROUP ROYALTY FUND		THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Benjamin Richer	By:	/s/ Benjamin Richer
Name:	Benjamin Richer	Name:	Benjamin Richer
Title:	SVP, Head of Funds Management	Title:	SVP, Head of Funds Management

LINCOLN BAIN CAPITAL TOTAL CREDIT FUND

		By:	/s/ Benjamin Richer
		Name:	Benjamin Richer
		Title:	SVP, Head of Funds Management

Schedule A

Section 2(c) Services

FUND NAME	Share Class(es)	Fee	EFFECTIVE DATE
LINCOLN PARTNERS GROUP ROYALTY FUND	Class A	0.25%
	Class D	0.25%	8/1/2025
	Class IS	0.25%
	Class I	0.00%

LINCOLN BAIN CAPITAL TOTAL CREDIT FUND	Class A	0.25%
	Class D	0.25%	8/1/2025
	Class IS	0.25%
	Class I	0.00%

Section 2(d) Services

FUND NAME	Share Class(es)	Admin Fee	EFFECTIVE DATE
LINCOLN PARTNERS GROUP ROYALTY FUND	Class A	0.05%	8/1/2025
	Class D	0.05%
	Class IS	0.05%
	Class I	0.05%

LINCOLN BAIN CAPITAL TOTAL CREDIT FUND	Class A	0.05%	8/1/2025
	Class D	0.05%
	Class IS	0.05%
	Class I	0.05%